Exhibit 99.2

FIRST AMENDMENT TO CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS

THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS dated as of March 23, 2010 (the “First Amendment”), is by and among GOVERNMENT PROPERTIES INCOME TRUST, a Maryland real estate investment trust (the “Principal Borrower”), GOVERNMENT PROPERTIES INCOME TRUST LLC, a Delaware limited liability company (collectively, with the Principal Borrower, the “Borrowers” and each a “Borrower”), the Lenders (as defined in the Credit Agreement) identified on the signature pages hereto, and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (the “Administrative Agent”) and is an amendment to (i) that certain Credit Agreement dated as of April 24, 2009 (as the same may have been further amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”) by and among the Borrowers, the Lenders and the Administrative Agent, and (ii) the other Loan Documents (as defined in the Credit Agreement).

W I T N E S S E T H

WHEREAS, the Borrowers have requested, and the Lenders and Administrative Agent have agreed to, an amendment to the Credit Agreement and the other Loan Documents on the terms and conditions set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged by the parties hereto, the parties hereto agree as follows:

1.                                      Amendments to Credit Agreement.

The definition of the term “Eurodollar Rate” set forth in Section 1.01 of the Credit Agreement is hereby deleted and replaced in its entirety with the following:

“Eurodollar Rate” means, for any Interest Period with respect to a Eurodollar Rate Loan (or for a one month Interest Period with respect to a Base Rate Loan where the Base Rate is determined pursuant to clause (c) of the definition of such term), the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If the rate referenced above is not available at such time for any reason, then the rate for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.”

2.                                      Conditions Precedent. The effectiveness of this First Amendment is subject to receipt by the Administrative Agent of each of the following, each in form and substance satisfactory to the Administrative Agent:

(a)                             a counterpart of this First Amendment duly executed by each of the Borrowers, each Lender and the Administrative Agent;

(b)                            (i) all fees and out-of-pocket expenses required to be paid by the Borrowers pursuant to the terms of that certain amendment fee letter dated as of March 2, 2010 among Borrowers, the Administrative Agent and Banc of America Securities, LLC, and (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent) incurred in connection with the preparation, negotiation or administration of this First Amendment; and

(c)                             such other documents, instruments and agreements as the Administrative Agent may reasonably request.

Upon satisfaction of the foregoing conditions precedent, the provisions of this First Amendment shall be effective as of the Closing Date.

3.                                      Representations. The Borrowers collectively represent and warrant to the Administrative Agent and the Lenders that:

(a)                             Authorization. Each Borrower has the right and power and has obtained all authorizations necessary to execute and deliver this First Amendment and to perform its respective obligations hereunder and under the Credit Agreement, as amended by this First Amendment, in accordance with their respective terms. This First Amendment has been duly executed and delivered by a duly authorized officer of each Borrower, and each of this First Amendment and the Credit Agreement, as amended by this First Amendment, is a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, marshalling, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors and secured parties or the obligations of debtors, and general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in equity or at law).

(b)                            Compliance with Laws, etc. The execution and delivery by the Borrowers of this First Amendment and the performance by the Borrowers of this First Amendment and the Credit Agreement, as amended by this First Amendment, in accordance with their respective terms, does not and will not, with the passage of time, the giving of notice or otherwise: (i) require any approval (other than those already obtained) by any Governmental Authority or violate any law (including any Environmental Law) which is applicable to a Borrower or any Consolidated Party, the Loan Documents or the transactions contemplated herein or therein; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of any Borrower or any Consolidated Party, or any indenture, agreement/or other instrument to which any Borrower or any Consolidated Party is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Borrower or any other Consolidated Party other than in favor of the Administrative Agent for the benefit of the Lenders; and

(c)                             No Default. After giving effect to this First Amendment, no Default or Event of Default has occurred and is continuing as of the date hereof.

4.                                      Reaffirmation of Representations. Each Borrower hereby repeats and reaffirms all representations and warranties made by such party to the Administrative Agent and the Lenders in the Credit Agreement and the other Loan Documents to which it is a party on and as of the date hereof (other than any representation or warranty which specifically refers to an earlier date and after giving effect to any amendments or updates made to Schedule 1.01(a), 5.06, 5.09, 5.13(a) and/or 5.13(b)) with the same force and effect as if such representations and warranties were set forth in this First Amendment in full except that (a) the representation set forth in subsection (c) of Section 5.05 is made with reference to the financial statements most recently delivered pursuant to Section 6.01 (a), and (b) the representations and warranties contained in subsections (d) and (f) of Section 5.05 are qualified to the extent the most recent financial statements delivered pursuant to Section 6.01(b) are without footnotes and subject to normal year end adjustments.

5.                                      Severability. If any provision of any of this First Amendment or of the Credit Agreement, as amended hereby, is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

6.                                      Certain References. Each reference to the Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Credit Agreement as amended by this First Amendment and this First Amendment shall be deemed a Loan Document for purposes of the application of provisions of the Credit Agreement generally applicable thereto (including, without limitation, any arbitration provisions or waiver provisions).

7.                                      Successors and Assigns. This First Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns permitted under the Credit Agreement.

8.                                      Default. The failure of the Borrowers to perform any of their respective obligations under this First Amendment or the material falsity of any representation or warranty made herein shall, at the option of the Administrative Agent and/or Lenders (as determined in accordance with the Credit Agreement) after expiration of any applicable cure period, constitute an Event of Default under the Loan Documents.

9.                                      No Novation. The parties hereto intend this First Amendment to evidence the amendments to the terms of the existing indebtedness of the Borrowers to the Lenders as specifically set forth herein and do not intend for such amendments to constitute a novation in any manner whatsoever.

10.                               GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

11.                               No Implied Agreements. Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein.

12.                               Counterparts. This First Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this First Amendment to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this First Amendment shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered. Each counterpart hereof shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

13.                               Binding Effect. This First Amendment shall become effective as of the date hereof at such time when all of the conditions set forth in Section 2 hereof have been satisfied or waived by the Lenders and it shall have been executed by the Borrowers, the Lenders and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise), and thereafter this First Amendment shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and each Lender and their respective successors and assigns.

14.                               Release. Each of the Borrowers hereby represents and warrants that it has no claims, counterclaims, offsets, or defenses to the Credit Agreement or any of the Loan Documents, or to the performance of their respective obligations thereunder and, in consideration of the Lenders’ and Administrative Agent’s willingness to grant the amendment referenced herein, hereby releases the Administrative Agent, the Lenders, and each of their respective affiliates, officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act on or prior to the date hereof.

15.                               Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement. The interpretive provisions set forth in Article I of the Credit Agreement shall apply to this First Amendment as though set forth herein.

[Signature Pages to Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this First Amendment to be duly executed and delivered as of the date written above.

GOVERNMENT PROPERTIES INCOME TRUST

By:	/s/ David M. Blackman
David M. Blackman
Treasurer and Chief Financial Officer

GOVERNMENT PROPERTIES INCOME TRUST LLC

By:	/s/ David M. Blackman
David M. Blackman
Treasurer and Chief Financial Officer

BANK OF AMERICA, N.A., as
Administrative Agent

BY:	/s/ Michael W. Edwards
NAME:	Michael W. Edwards
TITLE:	Senior Vice President

BANK OF AMERICA, N.A., AS A LENDER, L/C ISSUER
AND SWING LINE LENDER

BY:	/s/ Michael W. Edwards
NAME:	Michael W. Edwards
TITLE:	Senior Vice President

WELLS FARGO BANK, N.A., AS A LENDER

BY:	/s/ Frederick G. Bright
NAME:	Frederick G. Bright
TITLE:	Vice President

U.S. BANK NATIONAL ASSOCIATION, AS A LENDER

BY:	/s/ David Heller
NAME:	David Heller
TITLE:	Vice President

MORGAN STANLEY BANK, N.A., AS A LENDER

BY:	/s/ Ryan Vetsch
NAME: Ryan Vetsch
TITLE: Authorized Signatory

ROYAL BANK OF CANADA, AS A LENDER

BY:	/s/ G. David Cole
NAME: G. David Cole
TITLE: Authorized Signatory

CITICORP NORTH AMERICA INC, AS A LENDER

BY:	/s/ Daniel Gouger
NAME: Daniel Gouger
TITLE: Vice President

REGIONS BANK, AS A LENDER

BY:	/s/ Thomas K. Day
NAME: Thomas K. Day
TITLE: Managing Director

UBS LOAN FINANCE LLC, AS A LENDER

BY:	/s/ Irja R. Otsa
NAME: Irja R. Otsa
TITLE: Associate Director

BY:	/s/ April Varner-Nanton
NAME: April Varner-Nanton
TITLE: Director

CHEVY CHASE BANK, A DIVISION OF CAPITAL ONE, N.A., AS A LENDER

BY:	/s/ Frederick H. Denecke
NAME:	Frederick H. Denecke
TITLE:	Vice President